FORM 8K
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                      SPECIAL REPORT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                        COMMISSION FILE NUMBER 33-77504




                              HERITAGE OAKS BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                JANUARY 16, 2003




STATE OF INCORPORATION:                         California


I.R.S. EMPLOYER IDENTIFICATION NO.:             77-0388249


ADDRESS OF PRINCIPAL EXECUTIVE OFFICES:         545 12th Street
                                                Paso Robles, California 93446


REGISTRANT'S TELEPHONE NUMBER:                  (805) 239-5200


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ITEM 5.   OTHER EVENT AND REGULATION FD DISCLOSURE

On January 16, 2003, Lawrence P. Ward, President and Chief Executive Officer of Heritage Oaks Bancorp, announced the results of operations through the end of the forth quarter ended December 31, 2002.

ITEM 7.   FINANCIAL STATEMENT AND EXHIBITS

(c)  Exhibits

99.1 A press release relating to results of operations through the end of the fourth quarter ended December 31, 2002.


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                                [GRAPHIC OMITTED]
                              HERITAGE OAKS BANCORP

PRESS RELEASE

Contact:  Lawrence P Ward                           FOR IMMEDIATE RELEASE
Phone: 805-239-5200 ext 260                         4:00 PM PT, JANUARY 16, 2003


Year End and Quarterly Earnings Press Release

Lawrence P. Ward, President and CEO of Heritage Oaks Bancorp (the Company) and its subsidiary, Heritage Oaks Bank (the Bank), announced the unaudited results of operations through the end of the fourth quarter December 31,2002. Mr. Ward stated "for the twelve months ending December 31, 2002, the Company reported earnings of $2,739,220 or $0.91 per share on a fully diluted basis. This represents a 16.75% increase in net income and a 15% improvement in earnings per share over the $2,346,283 or $0.79 per share on a fully diluted basis for 2001. Earnings for the three months ending December 31, 2002 were $864,005 or $0.29 per share fully diluted. This represents a 45% increase in earnings over the three months ending December 31, 2001 of $606,670 or $0.20 per share fully diluted. For the twelve months ending December 31, 2002 and 2001, the Company reported Return on Average Assets ( ROAA) of .98% and 1.22%, respectively and Return On Beginning Equity (ROE) of 17.09% and 17.26%, respectively".

Mr. Ward went on to say that at December 31, 2002, "the Company reported growth in assets of 57%, growth in loans net of reserves of 22%, growth in deposits of 35% and growth in equity capital of 25% over the levels at the same period in 2001. On April 10, 2002 the Company completed the issuance of an $8 million Trust Preferred offering. As a part of that transaction, the Company was able to down stream to the Bank $5.2 million in new capital. This new capital at the Bank level allowed the Bank and the Company to increase the investment portfolio by nearly 200% over the levels at the same period in 2001".

Below is a summary UN-AUDITED balance sheet for the periods ending December 31:
(amounts in thousands)

                           2002         2001
Total Assets               $337,363     $214,885
Loans, net of reserves     $195,477     $160,232
Deposits                   $264,179     $195,585
Equity Capital             $ 19,813     $ 15,877


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Below is a summary UN-AUDITED income statement for the twelve months ending
December 31: (amounts in dollars)


                         2002            2001
Net Interest Income      $12,544,248     $11,031,213
Non-Interest Income      $ 3,463,012     $ 4,680,575
Non-Interest Expense     $11,073,575     $11,386,136
Income Tax Expense       $ 1,649,468     $ 1,379,369
Net After Tax Income     $ 2,739,220     $ 2,346,283


Below is a summary UN-AUDITED income statement for the three months ending December 31: (amounts in dollars)


                         2002           2001
Net Interest Income      $3,545,064     $2,908,210
Non-Interest Income      $  974,615     $  783,007
Non-Interest Expense     $2,962,101     $2,554,818
Income Tax Expense       $  583,573     $  379,729
Net After Tax Income     $  864,005     $  606,670


Information regarding Heritage Oaks Bancorp stock may be acquired using the trading symbol of HEOP or accessed on line at www.heritageoaksbank.com.
                                              ------------------------
Information may also be acquired by calling our market makers, Hoefer and Arnett at 1-800-346-5544; The Seidler Companies at 1-800-288-2811; Wedbush Morgan Securities at 1-800-234-0480; Maguire Investments at 1-800-244-4183 or by Contacting Tana Eade-Davis AVP, Shareholder Relations Officer at Heritage Oaks Bank.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, increased profitability, continued growth, the Company's beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Company's operations, interest rates and financial policies of the United States government and general economic conditions. Additional information on these and other factors that could affect financial results are included in its Securities and Exchange Commission filings.


                                      -End

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                                   SIGNATURES



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.





                                           Heritage Oaks Bancorp
                                           -----------------------
                                           (Registrant)






Date:  January 15,, 2003


                                           /s/ Lawrence P. Ward
                                           -------------------------------------
                                           Lawrence P. Ward
                                           President and Chief Executive Officer
                                           (Principal  Executive  Officer)




Date:   January 15,, 2003                  /s/ Margaret Torres
                                           -------------------------------------
                                           Margaret Torres
                                           Chief Financial Officer
                                           (Principal Financial Officer)


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